                                                                   EXHIBIT 10.25

                           ADELAIDE PRODUCTIONS, INC.
                      10202 Washington Boulevard, SPP 8402
                         Culver City, California 90232
                                 (310) 280-8368

As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993

Film Roman, Inc.
12020 Chandler Street
Suite 200
North Hollywood, California 91607
Attention:  Phil Roman

RE:  THE CRITIC

Gentlemen:

The following will set forth the agreement ("Agreement") between Film Roman, Inc. ("Animation Studio") and Adelaide Productions, Inc. ("Producer") with respect to the rendering of animation production services concerning a series of half-hour animated television programs to be produced by Producer, currently entitled "THE CRITIC" (the "Series"):

1. Producer hereby engages Animation Studio to supply production personnel and services, as more specifically set forth below, for the purpose of the production, completion and delivery of all episodes of the Series to be produced for its first production year. Producer shall have four (4) separate, consecutive and dependent options to engage Animation Studio upon the terms and conditions set forth herein, in connection with all episodes of the Series to be produced for its second through fifth production years. Each of said options shall be exercisable by written notice to Animation Studio within ten (10) business days following Producer's acceptance of a firm, written, non-contingent order from a network or other buyer for production of the Series for the applicable production year. A production schedule shall be established and adhered to which allows for delivery of each episode by Animation Studio in accordance with the delivery schedule attached hereto as Exhibit "A".

2. Animation Studio shall perform the necessary services and create or otherwise fabricate the necessary elements as set forth below in sub-paragraphs 2(a) - 2(o), and such other animation materials and elements as described in the following paragraphs (hereinafter collectively "Animation Studio Elements") to complete the production of the Series episodes. Animation Studio further agrees to perform and supply the necessary services in connection
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Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 2


with the Animation Studio Elements for each episode in accordance with the warranties, agreements and specifications set forth in this Agreement, within the budget parameters agreed to by Producer and Animation Studio, and to comply with the delivery requirements attached hereto as Exhibit "B". The services and Animation Studio Elements required shall include the following:

Complete Animation Production
- -----------------------------

     (a) Storyboards                                        (X)
     (b) Layouts                                            (X)
     (c) Exposure sheets                                    (X)
     (d) Model sheets                                       (X)
     (e) Color keys of props and characters                 (X)
     (f) Painted key backgrounds                            (X)
     (g) Animation                                          (X)
     (h) Animation checking                                 (X)
     (i) Backgrounds                                        (X)
     (j) Ink and Paint                                      (X)
     (k) Production camera work                             (X)
     (1) Xerox                                              (X)
     (m) Negative (developed)                               (X)
     (n) Edit:  In sequence and synchronize dialogue        (X)
     (o) Animatic                                           (X)

3. Producer shall furnish Animation Studio with scripts and soundtracks (hereafter collectively "Producer Elements"), which are necessary for Animation Studio to perform its services and deliver said Animation Studio Elements to Producer. Any dispute as to the quality or condition of the Producer Elements supplied hereunder must be submitted by Animation Studio immediately to Producer. Prior to commencement of production (i.e., prior to the shipment of pre-production material overseas) if requested by Producer, Animation Studio will submit to Producer color prints of the color keys of props, series regular characters, and backgrounds for Producer's approval. Said approvals shall be obtained by Animation Studio from Jim Brooks ("Brooks"), Al Jean ("Jean") and/or Mike Reiss ("Reiss"). Animation Studio shall be responsible for furnishing its own facilities, supplies and materials used in the production work as well as all qualified personnel necessary to perform Animation Studio services hereunder. In the event Producer elects to change color keys after the pre-production materials have been shipped overseas, Producer and Animation Studio shall negotiate in good faith with respect to any additional costs
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Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 3


incurred by Animation Studio. In the event Animation Studio makes changes or errors in the color keys utilized in production, the costs of color correction shall be borne solely by Animation Studio. Producer shall have the right to specify or approve supplies and/or materials to be used including, but not limited to, the brand and quality of cels, paint, negative stock and the processing laboratory. Animation Studio's obligation to provide the supplies and materials specified or approved by Producer shall be subject to the budget parameters agreed to by Producer and Animation Studio, and to the availability of such supplies and materials when required to accommodate the production schedule.

Producer shall have the right to have its personnel review and approve the performance of the production work rendered by the Animation Studio personnel hereunder. Producer shall have approval over all key personnel, or changes thereto, employed or engaged by Animation Studio. Producer shall also have approval over the company(ies) engaged by Animation Studio to render overseas animation production (individually and collectively, the "Overseas Production Facility"). Producer has approved Rough Draft Studios as an Overseas Production Facility. Animation Studio shall consult in good faith with Producer in connection with the terms and conditions applicable to the engagement of each Overseas Production Facility, and with respect to the scheduling of all production work to be rendered by each Overseas Production Facility. Producer may also assign one or more employees of Producer to Animation Studio's premises to advise, expedite, review and approve the production work and coordinate same with Animation Studio. The exercise by Producer of its rights of approval under this Agreement shall not operate to relieve Animation Studio of its obligations hereunder; nor shall it create any agency, employment or partnership; nor shall it constitute Producer as the employer or supervisor of Animation Studio or any of its workers or create any liability on the part of Producer as such.

4. Animation Studio shall furnish a supervising director and four (4) directors. Producer shall have approval of the individuals employed as supervising director and directors, and Animation Studio shall consult in good faith with Producer in connection with the terms and conditions applicable to such employment. In the event Animation Studio is unable to employ the aforementioned personnel at the rates approved by Producer in the final production budget, Producer and Animation Studio will negotiate in good faith with respect to an increase in the budget for said personnel. Producer further acknowledges that in the event the individuals initially employed as directors are later disapproved by Producer,
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Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 4


Producer and Animation Studio will negotiate in good faith with respect to any increased costs associated with the employment by Animation Studio of the replacement individual(s) approved by Producer. Producer acknowledges that it has approved Rich Moore as the supervising director for the first production year of the Series. For all such services, Moore shall be paid $200,000, of which $115,200 shall be paid by Animation Studio, and $84,800 shall be paid by Producer.

Animation Studio shall submit to Producer for approval all prop, character and background designs. After submission of said designs, Producer shall have seventy-two (72) hours to provide Animation Studio with Producer's notes. Animation Studio shall, upon its receipt of Producer's notes, implement the changes requested by Producer, and resubmit all designs to Producer on a timely basis for Producer's approval. Animation Studio will supplement all such designs with whatever turnarounds, mouth charts, views, and other materials required by the Overseas Production Facility in connection with animation production. Except as otherwise herein provided, all approvals required by Producer hereunder shall be obtained by Animation Studio from Richard Raynis ("Raynis"), or such other individual(s) as Producer may in writing designate.

5. Animation Studio shall submit to Brooks, Jean, Reiss and Producer the first draft storyboard for each episode of the Series, based upon each final script submitted to Animation Studio. Brooks, Jean, Reiss and Producer shall have seven (7) days after submission of the first draft storyboard to provide Animation Studio with notes on the storyboard. The foregoing turnaround period shall include not less than one (1) weekend. In the event such storyboards cannot be submitted during normal business hours, Animation Studio shall deliver them to Brooks, Jean and Reiss at their respective homes. Animation Studio will compile the storyboard notes provided by Brooks, Reiss, Jean and Producer, and notify each of any potential problems or conflicts arising from said notes. Raynis shall resolve with Animation Studio any such potential problems and/or conflicts. Upon resolution of all storyboard notes, all such notes will be incorporated into the episode at the layout stage.

6. For the first production year of the Series, Animation Studio shall create and complete layouts for seven (7) episodes, and commission the creation and completion of layouts for six (6) episodes by the Overseas Production Facility. Animation Studio shall provide the necessary means for layout revisions to be

Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 5


accomplished by Animation Studio. In the event more than thirteen (13) episodes are produced for the first production year of the Series, Producer shall determine where and by whom the layouts shall be created and completed for such additional episodes. Producer shall consult in good faith with Animation Studio with respect thereto.

7. Animation Studio shall create an animatic of the layouts for each episode of the Series. Each such animatic shall be twenty-one hundred feet (2100') in length, and shall be delivered to Producer on three-quarter inch (3/4") video tape. In the event Animation Studio anticipates the animatic for one (1) or more episodes will be shorter than twenty-one hundred feet (2100'), Animation Studio shall timely advise Producer of the actual length projected by Animation Studio. Animation Studio and Producer shall then consult in good faith in order to determine an acceptable length animatic for each such episode. Alternatively, in the event Animation Studio anticipates the animatic for one (1) or more episodes will be longer than twenty-one hundred feet (2100') Animation Studio shall timely advise Producer of the actual length projected by Animation Studio. Animation Studio and Producer shall then consult in good faith in order to determine an acceptable length animatic for each such episode, and negotiate in good faith with respect to the additional costs resulting from any such overage(s). Animation Studio shall cause its representatives to be present for the screening of each animatic by Producer, when and where designated by Producer. At Producer's request, Animation Studio will promptly provide a second video tape of each animatic to a representative of Producer, as Producer may from time to time designate. After Producer screens each animatic, Animation Studio shall compile all of the notes given by Producer, and submit such compilation to Producer within forty-eight (48) hours of the Producer's screening of the animatic. Brooks, Jean and Reiss shall approve in writing all retakes necessitated by Producer's notes, as compiled and submitted to Producer by Animation Studio. In the event of any conflict in the notes or questions which may arise with respect to the retakes called by Producer, Animation Studio shall promptly submit such conflicts or questions to Raynis for resolution.

8. Animation Studio shall be responsible for all layout revisions or deletions requested by Producer following Producer's review of each animatic. The revisions required by Producer shall affect not more than sixty-five percent (65%) of the scenes in each episode, provided, however, that the level of quality of each animatic as delivered to Producer is equal to or greater than the level of quality produced by Animation Studio for the series "THE SIMPSONS".

Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 6


At Producer's request, up to sixty (60) new scenes may be included in the revisions as a result of rewriting the script for each Series episode. In connection with such new scenes, Animation Studio may incorporate up to fifty
(50) new lines of dialogue written and recorded after delivery of the animatic for each episode of the Series. Producer shall provide Animation Studio with a script of such new lines of dialogue within one (1) week after delivery of the animatic to Producer. The recorded new lines of dialogue will be delivered by Producer to Animation Studio within two (2) weeks after delivery of each animatic, and Animation Studio shall incorporate all new dialogue into each episode prior to shipping each episode to the Overseas Production Facility.

9. Animation Studio shall be solely responsible for meeting the delivery schedule and requirements established by the Overseas Production Facility. In the event a delay in shipping materials to the Overseas Production Facility is anticipated by Animation Studio as a result of Producer's late delivery of materials to Animation Studio, Animation Studio shall promptly so advise Raynis. Producer shall then, at its election, take steps necessary to avoid the anticipated delay, or negotiate in good faith with Animation Studio with respect to the payment of additional costs directly resulting from any such delay.

10. Animation Studio shall be solely responsible for the timely completion and delivery of the animation produced by the Overseas Production Facility, and for all costs associated with the services rendered and the animation produced by the Overseas Production Facility. In the event the actual costs associated with the services rendered and the animation produced by the Overseas Production Facility exceed the sums budgeted by Animation Studio and approved by Producer, Animation Studio and Producer will negotiate in good faith with respect to the potential reimbursement of such excess costs.

11. Animation Studio shall edit, synchronize and transfer to three-quarter inch (3/4") video tape the 35mm color work print. The color work print and 3/4" video tape shall be delivered to Producer where and when designated by Producer in Los Angeles, California. Producer shall then schedule a screening of each episode, and Animation Studio's representatives shall attend such screenings. Animation Studio's representatives shall be responsible for obtaining and compiling animation retake notes given by Producers at each such screening.

12.  Animation Studio shall be solely responsible for calling all
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Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 7


technical retakes for each episode, and for the costs associated with all technical retakes. Animation Studio shall also compile a list of all non-technical retakes, and the costs associated therewith. Subject to its pre-approval of the costs associated therewith, Producer shall reimburse Animation Studio for its actual costs incurred in connection with all non-technical retakes, provided, however, that Animation Studio shall be solely responsible for the costs associated with correcting its mistakes, whether such mistakes require technical or nontechnical retakes.

13. The preliminary retake list, including the costs related to non-technical retakes, shall be delivered by Animation Studio to Producer within twenty-four
(24) hours of the initial screening of each color work print by Producer. Subject to the provisions of paragraph 12 above, after Producer determines which nontechnical retakes are necessary and Raynis has approved in writing any costs resulting therefrom, Animation Studio shall cause all such retakes to timely occur, and to be timely delivered to Producer.

14. Animation Studio shall assemble and transfer the 35mm negative and retakes required by Producer. The final telecine shall by delivered on one-inch (1") video tape and three-quarter inch (3/4") video tape. The one-inch (l") master delivered by Animation Studio to Producer shall include a synchronized composite dialogue track. If Producer, following review of the aforementioned video tapes, orders retakes, corrections, added scenes, or other material due to Animation Studio's error or deviation from Producer's directions and/or Producer's Elements, all such corrections shall be completed promptly at Animation Studio's expenses.

15. Within five (5) days after the scheduled delivery of the TAKE 1 by the Overseas Production Facility to Animation Studio, Animation Studio shall deliver to Producer the TAKE 1 telecine master. All retakes required by Producer shall be delivered to Producer as follows:

     TAKE 2:   One-inch (l") video tape to be delivered not later than fourteen
     (14) days from the scheduled TAKE 1 delivery date from the Overseas Production Facility.

     TAKE 3:   One-inch (l") video tape to be delivered not later than seven (7)
     days from the scheduled TAKE 2 delivery date.

     TAKE 4:   One-inch (l") video tape to be delivered not later than seven (7)
     days from the scheduled TAKE 3 delivery date.
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Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 8


16. In consideration for all the services rendered hereunder by Animation Studio, and the completed Animation Studio Elements (including the completed elements set forth in Exhibit "B") to be supplied to Producer by Animation Studio, Animation Studio shall receive the sum of $385,000 for each episode for which Animation Studio is required to provide animation production services for the first production year of the Series. In the event Producer exercises its applicable option(s), said fee shall increase by 7% with respect to episodes of the Series for which Animation Studio is engaged for the second production year, with 6% cumulative increases thereafter.

The sums set forth above with respect to each production year shall be payable as follows:

     (a) Production Advance: $500,000, payable on commencement of production of an initial order of 13 episodes, or $750,000 if the initial order is for 22 episodes; the applicable production advance shall be recouped by Producer from the episodic fees set forth below on a pro rata basis.

     (b)  Episodic Fees:

          (i) 25% upon commencement of production of the applicable episode (less a pro rata portion of the production advance);

          (ii) 25% upon completion of the animatic of the applicable episode (less a pro rata portion of the production advance);

         (iii) 25% when the applicable episode is sent overseas (less a pro rata portion of the production advance);

          (iv) 12.5% upon receipt of the work print from overseas (less a pro rata portion of the production advance); and

          (v) 12.5% upon delivery of the completed Animation Studio Elements to Producer (less a pro rata portion of the production advance).

     (c) Notwithstanding the provisions of sub-paragraph 16(b) above, subject to execution of this Agreement by Animation Studio, payments to be made hereunder by Producer to Animation Studio for the first production year shall occur in accordance with the cash flow schedule provided by Animation Studio and attached hereto as
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Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 9


Exhibit "C", and incorporated herein by this reference. For each succeeding production year of the Series for which Producer exercises its applicable option(s), the cash flow of the applicable compensation provided herein shall be subject to good faith negotiation.

17. Animation Studio will be solely responsible for the payment of all taxes, costs or other governmental charges or imposts incurred in connection with the services hereunder, the creation of or provision for the Animation Studio Elements or the Producer Elements, including without limitation (1) any sales or use taxes, (2) customs duties or the costs of clearance or compliance with applicable governmental laws, rules or regulations of any country, (3) costs of expedited clearance and fees and costs paid to agents for such services, whether by flat fee or based on percentage of expenses incurred by the agent or (4) any other applicable governmental charge or impost. Animation Studio shall be solely responsible for the payment of all costs (including insurance coverage) of delivering the Animation Studio Elements to Producer, and Producer shall be solely responsible for the payment of all costs (including insurance coverage) of delivering the Producer Elements to Animation Studio. Delivery of the Animation Studio Elements to Producer shall be considered completed when made to Producer at its offices in Los Angeles, California, or such other address as Producer may in writing direct.

18. The sums set forth in Paragraph 16 shall be Animation Studio's payment for the completed and delivered Animation Studio Elements, and the results and proceeds thereof supplied hereunder. Animation Studio shall bear the full expense of providing the animation production services set forth in Paragraphs 1 through 15, including, but not limited to:

          (a) The cost of all film, supplies, materials, and film developing, including freight, taxes and other similar costs;

          (b) Payroll, including all payroll taxes, fringe benefits and other labor costs; and

          (c)  Freight and delivery.  Each party shall ship prepaid.

In regard to the animation cels manufactured by the Overseas Animation Facility, Producer shall advise Animation Studio of its delivery instructions upon completion of production for the
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Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 10


applicable production year, and Producer shall bear the full expense of the freight to deliver such cels to Producer. In the event Producer elects to require storage of such cels by the Overseas Animation Facility beyond sixty
(60) days after completion of production for the applicable production year, Producer shall bear the full expense of storage costs beyond said sixty (60) day period.

19. In addition to the sums set forth in paragraph 16, above, Animation Studio shall be entitled to receive an amount equal to five percent (5%) of one hundred percent (100%) of the net merchandising revenues derived by Producer from the exploitation of the Series merchandising rights, after deduction by Producer of out-of-pocket costs and expenses and a thirty percent (30%) administration fee. Animation Studio shall also be entitled to receive an amount equal to ten percent (10%) of the net proceeds derived by Producer from the exploitation of the Series. The foregoing percentages of net merchandising revenues and net proceeds shall be reducible by percentages of net merchandising revenues/net proceeds granted to all third parties. Net proceeds shall be defined and calculated in accordance with the "Computation of Net Proceeds" attached hereto as Exhibit "D" and incorporated herein by this reference. Net merchandising revenues shall be defined and calculated in accordance with Producer's standard definition. For purposes of this paragraph 19, Producer's share of net merchandising revenues and net proceeds shall be deemed to be Columbia Pictures Television, Inc.'s (as the distributor of the Series) share of net merchandising revenues and net proceeds derived from the exploitation of the Series. The language of Exhibit "D" and Producer's standard definition of net merchandising revenues shall be subject to good faith negotiation, except with respect to the financial terms (i.e., distribution fees, expenses, overhead, interest, etc.) set forth therein.

20. (a) All Producer Elements supplied to Animation Studio by Producer are, and shall remain, the property of Producer. All services rendered by Animation Studio hereunder shall be considered "work made for hire" under the United States Copyright Act of 1976 and a work specially ordered or commissioned for use as part of a contribution to collective works (i.e., motion picture) with Producer being the sole author; provided, however, to the extent that such work or the results and proceeds hereof is not deemed a "work made for hire" under any jurisdiction, Animation Studio irrevocably assigns, transfers and conveys any such work and results and proceeds, including any right of Animation Studio to Producer throughout the world in any and all media and markets now
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Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 11

known or hereafter devised in perpetuity. Animation Studio further specifically waives moral rights or similar rights, if any, that Animation Studio may have. All right, title and ownership in the Animation Studio Elements (including without limitation, all distribution rights therein) hereunder belong to Producer, and all copyrights shall be in its name. Animation Studio agrees to follow the directions of Producer in securing such copyright protection, which shall include the placement of any copyright notice if and as Producer directs. At the request of Producer, Animation Studio and any parties working for it shall execute and deliver to Producer any and all documents evidencing Producer's ownership rights and do such other acts requested by Producer to further effect the rights granted Producer hereunder. Animation Studio shall have no rights whatsoever in the Series, or in any of the episodes thereof, or in any of the production elements and/or the Producer Elements, or in any other materials or services relating to or arising from the production of the Series. Animation Studio will undertake prudent precautions to assure that said results shall be protected from unauthorized taking or copying. Any materials which are sent to Animation Studio or created by it shall be used only for the purposes allowed hereunder. Animation Studio shall return all cels, backgrounds and other such elements requested by Producer, provided, however, that Producer shall bear the full expense of storage of all such elements beyond sixty (60) days after the completion of production for the applicable production year, subject to good faith negotiations with respect to the costs of such storage. Any material or the results of the Producer and/or Animation Studio Elements not returned by Animation Studio to Producer shall be stored by Animation Studio until written instructions are received from Producer to either destroy same or ship same to Producer. If destruction is requested, Animation Studio shall furnish Producer with an affidavit of the destruction thereof.

     (b) To protect against attachment or seizure by any third party for any reason whatsoever, and without limiting any other of the rights of Producer hereunder, Producer may enter the premises of Animation Studio and/or any parties working for Animation Studio on the Series, including the Overseas Production Facility, during regular business hours and upon reasonable notice, and may remove any and all materials relating to the Series and/or this Agreement. In the event Producer exercises its right to enter the premises of the Animation Studio and/or any parties working for Animation Studio on the Series and/or the Overseas Production Facility, and removes any materials therefrom, Animation Studio shall have no further responsibility to Producer to deliver any materials removed
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Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 12

by Producer.

     (c) Animation Studio will conspicuously mark, and make best efforts to cause the Overseas Production Facility to conspicuously mark, at all stages of production, all folders and boxes containing materials relating to this Agreement, including, without limitation the Producer Elements, which are in Animation Studio's/Overseas Production Facility's care, custody or control with a notice in the form of "sole and exclusive property of Adelaide Productions, Inc." (or such other form as Producer may request), and will use best efforts to keep such materials physically segregated from other materials under Animation Studio's/Overseas Production Facility's care, custody or control.

21. Producer shall accord Animation Studio an appropriate on-screen credit in connection with each Series episode for which Animation Studio renders and completes services hereunder. In addition, Producer shall accord Phil Roman and Bill Schultz an appropriate producer credit on each such Series episode in substantially the following form: Phil Roman shall receive credit as "Animation Executive Producer" on a single card or frame which, on an alternating episodic basis, shall be placed immediately following the cast credits, and placed in second position following the cast credits, and Bill Schultz shall receive credit as "Animation Producer", on the card or frame immediately following Phil Roman's credit. The credits to be accorded to other personnel employed or engaged by Animation Studio in connection with the Series shall be subject to good faith negotiations. All credits shall be prepared by Producer and incorporated into each Series episode by Producer. Except as hereinabove provided, all aspects of such credit shall be at Producer's discretion. No casual or inadvertent failure by Producer or by a third party to comply with said screen credit provisions shall be deemed a breach of this Agreement. Animation Studio's rights in the event of a breach of this paragraph or of any covenant of this Agreement shall be limited to an action at law for damages, and in no event shall Animation Studio be entitled by reason of such breach, to terminate this Agreement or to enjoin or restrain the distribution, exhibition or exploitation of the Series or any episode.

22. Producer shall accord Animation Studio a right of first negotiation with respect to the production of commercials for the Series, commercials based upon the Series, and theatrical short films based upon the Series, provided that the production of such commercials and short films is under the sole control of Producer.
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Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 13

23. Animation Studio shall supply completed Animation Studio Elements as set forth in the attached Exhibit "B" for each episode in accordance with the terms hereof which, in all respects, shall not only be technically suitable, according to U.S. network industry standards, for broadcasting, but shall be of superior network animation quality. Each episode shall contain painted backgrounds, which shall not be reproduced on the cels. Each episode shall contain not fewer than 20,000 cels, or no fewer cels than required pursuant to the exposure-sheets, and the requirements of the directors of the Series and Raynis.

24. All of the services to be rendered, and all of the Animation Studio Elements to be provided by Animation Studio pursuant to this Agreement shall be subject to the approval of Producer.

25. Provided Animation Studio renders and completes all necessary and required services hereunder, and is not in material breach of this Agreement, Animation Studio shall be entitled to retain up to ten (10) set-ups from each episode, for file, reference, archival and in-studio display purposes. Said set-ups may not be utilized by Animation Studio for marketing and promotion purposes outside of its facilities, and may not be sold by Animation Studio. For purposes of this paragraph 25, a "setup" shall consist of a cel and copies of the background(s). All original backgrounds shall remain property of Producer, and shall not be retained by Animation Studio.

26.  Animation Studio represents, warrants and agrees as follows:

     (a) Animation Studio is free to enter into and fully perform under this Agreement.

     (b) If a copyright infringement or other legal action arising from the production of the Series is filed against Animation Studio, Animation Studio will defend such action; will not settle or compromise such action without prior written consent of Producer; and will continue to perform its obligations hereunder unless and until it is ordered to stop production of the Series pursuant to a judgment issued by the court having jurisdiction of such action.

     (c) If a copyright infringement or other legal action arising from production of the Series is filed against Animation Studio, and provided such action is based upon elements produced or provided by Animation Studio in compliance with Producer's specifications, Producer shall indemnify and hold harmless

Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 14

Animation Studio from and against all liability, actions, claims, demands, losses, damages or expenses (including reasonable attorney's fees) resulting therefrom.

     (d) All materials (characters, costuming, drawings, etc.) not provided to Animation Studio by Producer which Animation Studio incorporates into the Series are originally created or are clearly derived from the public domain. For any such material which is not wholly original or based upon public domain material, Animation Studio shall provide Producer with documentation showing (i) the origin of that material, and (ii) demonstrating that such material does not infringe or unfairly compete with any pre-existing material or otherwise violate the rights of any third party.

     (e) In the event Animation Studio elects to sell its company to any entity prior to completion and delivery of the completed Animation Studio Elements and any and all other materials required hereunder (the "Production Period"), Producer shall have the right to terminate this Agreement upon sixty (60) days written notice to Animation Studio. Notwithstanding the foregoing, in the event Animation Studio elects to sell its company during the Production Period, Producer shall not have the right to so terminate this Agreement if (i) Animation Studio's key personnel assigned to the Series remain engaged on the Series in the same capacities and with the same responsibilities, and (ii) the buyer of Animation Studio is not a competitor of Producer, and (iii) the buyer of Animation Studio is able to demonstrate financial responsibility with respect to the performance of all of Animation Studio's obligations pursuant to this Agreement. In the event the Agreement is terminated pursuant to this provision, Producer shall have no further obligation to Animation Studio except as to episodes for which Animation studio has already commenced to provide the Animation Studio Elements, and for the costs of any of Animation Studio's firm, written, non-contingent commitments respecting production of the Series which precede such termination. Animation Studio warrants and represents that no such sale is presently contemplated.

     (f) Animation Studio has the sole right and authority to enter into this Agreement and to sell and assign all of the rights, titles, interests and benefits sold and assigned hereunder;

     (g) There is no other contract or assignment affecting Animation Studio's ability to fully perform its obligations hereunder, or which would interfere with the rights granted hereunder.

Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 15

27. (a) Animation Studio shall indemnify and hold harmless Producer and its parents, affiliates, subsidiaries, assigns and licensees, the stations broadcasting the Series, each Series sponsor and its advertising agency, and the respective owners, officers, directors, agents and employees of each from and against all liability, actions, claims, demands, losses, damages or expenses (including reasonable attorneys fees) caused by or arising out of the breach of any of Animation Studio's representations, warranties or agreements hereunder. In addition, Animation Studio shall also so indemnify and hold harmless Producer and all others set forth in the preceding sentence from and against all liability, actions, claims, demands, losses, damages or expenses (including reasonable attorney's fees) caused by or arising out of any materials, including, without limitation the Animation Studio Elements, created by Animation Studio hereunder, which are not pursuant to Producer's direction, or which are not approved by Producer.

     (b) Producer shall indemnify and hold harmless Animation Studio and its parents, affiliates, subsidiaries, officers, directors, agents and employees of each from and against all liability, actions, claims, demands, losses, damages or expenses (including reasonable attorney's fees) caused by or arising out of the breach of any of Producer's representations, warranties or agreements hereunder.

     (c) Producer warrants and represents that Producer shall cause Animation Studio to be a named insured for purposes of Producer's errors and omissions liability policy in connection with Animation Studio's services hereunder respecting the Series, provided, however, that if there is any claim which is determined to be within Animation Studio's indemnity to Producer pursuant to the second sentence of subparagraph (a) above, then with respect to such claim(s), Animation Studio shall be designated only as an additional insured for purposes of said errors and omissions liability policy.

28. If Animation Studio shall fail to perform any of its obligations hereunder or if Animation Studio shall breach any representation or warranty contained herein, or if Animation Studio becomes subject to the bankruptcy or similar debtor protection laws of any country or if any secured creditor forecloses upon any liens or similar security interest affecting Animation Studio or its ability to produce hereunder or if an injunction and/or judgment is issued ordering Animation Studio to stop production of the Series, Producer may, in addition to such other rights or remedies which it

Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 16

may have at law or otherwise under this Agreement, terminate this Agreement in its entirety and thereafter, shall be relieved of any obligations to Animation Studio hereunder. Animation Studio acknowledges that its services rendered and the Animation Studio Elements to be provided hereunder are of a character which gives them a peculiar value, for the loss of which Producer cannot be reasonably or adequately compensated in damages, and a breach by Animation Studio of the provisions of the Agreement will cause Producer irreparable injury and damage. Animation Studio therefore expressly agrees that Producer shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement or any part hereof by Animation Studio and to secure its enforcement. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which Producer may have for damages or otherwise. It is expressly understood and agreed that in the event it is ultimately determined by a court that Producer has committed a material breach of this Agreement, the damage, if any, caused Animation Studio thereby would not be irreparable or otherwise sufficient to entitle Animation Studio to injunctive or other equitable relief. Animation Studio hereby acknowledges that its rights and remedies in any such event shall be strictly limited to the right, if any, to recover damages in an action at law, and Animation Studio shall not have either the right to rescind this Agreement or any of Producer's rights hereunder, or to enjoin any broadcast or exploitation of any Series episode, or other dramatic version, based thereon or adapted therefrom.

29. Producer shall have the right, at its election and at any time, to reduce or cancel its engagement of Animation Studio without any obligation to Animation Studio except as to episodes for which Animation Studio has already commenced to provide the Animation Studio Elements. Payment by Producer pursuant to Paragraph 16 for episodes actually ordered and delivered, and for the costs of any of Animation Studio's firm, written non-contingent commitments respecting production of the Series which precede such termination, plus an additional fifteen percent (15%) reimbursement/payment for Animation Studio's overhead, shall fully discharge Producer from any further obligations hereunder.

30. The parties acknowledge that Producer is under strict time requirements and Producer is entering into this Agreement with the understanding that Animation Studio can perform its obligations hereunder in a timely fashion. Accordingly, time is of the essence of this Agreement.

31.  Neither Animation Studio nor Producer shall disclose to any

Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 17

third party (other than its respective employees, in their capacity as such) any information with respect to the financial terms and provisions of this Agreement, except: (a) to the extent necessary to comply with any law or the valid order of a court of competent jurisdiction and in any such event the party making such disclosure shall seek confidential treatment of such information;
(b) to its parent company, its auditors and its attorneys as part of its normal reporting or review procedure, and, in any such event, such parent company, auditors and attorneys agree to be bound by the provisions of this Paragraph 31, or (c) in order to enforce its rights pursuant to this Agreement.

32. Nothing herein shall require Producer to use the services of Animation Studio in any manner and Producer shall have fully discharged its obligations hereunder by the payment to Animation Studio of the applicable cash compensation hereunder.

33. Any publicity, paid advertisements, press notices or other information with respect to this Agreement and the Series shall be under the sole control of Producer. Therefore, Animation Studio shall not consent to and/or authorize any person or entity to release such information without the express prior written approval of Producer.

34. All payments and notices shall be deemed delivered upon posting as first-class mail in the United States mail, postage prepaid, and addressed to the respective party upon whom it is to be delivered. With respect to all notices to Animation Studio, a courtesy copy shall be provided to Dern & Vein, 1901 Avenue of the Stars, Suite 400, Los Angeles, California 90067, Attention: Dixon Dern, Esq.

35. Animation Studio agrees to execute and deliver to Producer any and all documents which Producer shall deem desirable or necessary to effectuate the purposes of this Agreement. In case of Animation Studio's refusal or failure to so execute or deliver, or cause to be so executed and delivered, any assignment or other instrument herein provided for, then in such event, Animation Studio hereby nominates, constitutes and appoints Producer and Producer shall therefore be deemed to be said party's true and lawful attorney-in-fact, irrevocably, to execute and deliver all of such documents, instruments and assignments in such party's name and on their behalf.

36. In the event of the occurrence of an event of force majeure (as that term is understood in the television industry), Producer

Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 18

shall have the right to suspend the Agreement and shall have the right, but not the obligation, to extend the Agreement by the length of any such suspension.
If an event of force majeure continues for eight (8) consecutive weeks, Producer shall have the right to terminate the Agreement.

37. Animation Studio hereby agrees that Animation Studio has not and will not accept or agree to accept, or pay or agree to pay, any money, service or other valuable consideration, other than the compensation payable hereunder, for the inclusion of any matter, including but not by way of limitation the name of any person, product, service, trademark or brand name as a part of any program in connection with which Animation Studio's services are rendered hereunder.

38. Nothing contained herein shall create any partnership or joint venture between the parties.

39. The Agreement and all matters collateral thereto shall be governed by California law applicable to contracts executed and performed entirely in California. Any legal proceeding for the interpretation or enforcement of the respective rights of the parties shall be filed in a state or federal court in the County of Los Angeles, and all parties consent and submit to personal jurisdiction of such courts for the purpose of litigating any action arising under or pertaining to this Agreement.

40. Producer may assign this Agreement, in whole or in part, or to any parent, subsidiary or affiliated company or to any entity which Producer may designate. Animation Studio may not assign this Agreement, in whole or in part, to any entity without the prior written consent of Producer.

41. The above terms and such other incidental and ancillary provisions as are customary in more formal agreements of the this type with Producer (e.g., relating to suspension and termination due to disability and default; equitable relief, FCC Section 507, no right to rescission or injunction by Artist, severability, etc.) which are incorporated herein by reference, will constitute a binding agreement between the parties. In due course a more formal agreement may be prepared but the failure of the parties to prepare and/or execute such formal agreement shall not affect their rights as set forth in the Agreement, which shall in any event be binding upon them.

               IN WITNESS WHEREOF, the parties have executed this

Film Roman, Inc.
Re:  "THE CRITIC"
As of May 7, 1993
Revised as of July 21, August 25,
September 22, and October 5, 1993
Page 19

Agreement effective on the date first above written. This will serve as a binding agreement until execution of a more formal agreement which will incorporate all of the terms hereof and such other terms as are customary in agreements with Producer.

Sincerely,

ADELAIDE PRODUCTIONS, INC.          ACCEPTED AND AGREED TO:

By:  _______________________        FILM ROMAN, INC.


Its:  ______________________        By:  __________________________

                                    Its: __________________________

                                    Fed. I.D. # ___________________